                                 EXHIBIT 99.2

                             LIQUIDATION ANALYSIS


   ASSETS                     BOOK VALUE               ESTIMATED
                          (unaudited 9/30/95)       LIQUIDATION VALUE
---------------------------------------------------------------------
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
Cash                                   -0-                      -0-
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Receivables                      5,509,000                4,958,000
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Revenue Equipment               16,531,000               9,341,0000
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Deposits                           489,000                  489,000
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Inventories                        407,000                  200,000
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Prepaid Expenses                   468,000                   50,000
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PP&E, Net                        3,024,000                  950,000
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Other Asssets, Net               3,683,000                2,250,000
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TOTAL ASSETS                    30,111,000               18,238,000
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Estimated Liquidation Value                              18,238,000
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Estimated Cost of Liquidation                            -1,915,000
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Secured Claims                                          -19,133,000
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TOTAL                                                    -2,810,000
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Post-Petition Wage Claims                                  -565,000
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Post-Petition Tax Claims                                        -0-
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Professional Fees                                          -720,000
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Available for Unsecureds                                 -4,095,000
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


               ESTIMATED RETURN FOR UNSECURED CREDITORS      0%